UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Global Frame Contract with British Telecommunications plc

On January 31, 2012, Virtusa UK Limited, a subsidiary of Virtusa Corporation (the “Company”), entered into a Global Frame Contract  (the “GFA”) with British Telecommunications plc (“British Telecom”) which establishes Virtusa UK Limited as a preferred, but non-exclusive, vendor of British Telecom for the provision of IT services to British Telecom and its affiliates.  The GFA replaces the Virtusa UK Limited’s previously disclosed master services agreement with British Telecom dated as of March 29, 2007, as amended (the “MSA”), in its entirety.

Under the terms of the GFA, British Telecom agreed to a minimum aggregate expenditure commitment of approximately ₤102 million over a term beginning April 1, 2007 to March 31, 2013, reflecting a continuation of the minimum commitment previously agreed under the MSA.  Other pricing and discount provisions provided to British Telecom in the GFA were substantially the same as those previously agreed upon in the MSA.  The GFA also added rate cards specific to certain other geographic locations not previously covered by the MSA.  In addition, the GFA contains provisions regarding, insurance, indemnities, limitations of liability and confidentiality that are materially similar to those contained in the MSA, as well as other provisions relating to warranty, service levels, liquidated damages and other customary terms and conditions.

The term of the GFA is from January 1, 2012 to December 31, 2014, although the GFA may be terminated sooner by either party in the event of, among other things, an uncured, material breach of the other party or by British Telecom upon 90 days prior written notice.  British Telecom may also terminate without liability upon certain other conditions, including changes in control of Virtusa UK Limited.

Item 2.02.   Results of Operations and Financial Condition

On January 31, 2012, the Company announced its financial results for the third quarter fiscal 2012 ended December 31, 2011.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits

(d)    Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1                                              Press Release issued by Virtusa Corporation on January 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: January 31, 2012	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Virtusa Corporation on January 31, 2012